Exhibit 10.8

EXCLUSIVE REPRESENTATIVE AGREEMENT

   This Representative Agreement (“Agreement”) is made by and between Therma-Wave, Inc., with its principle place of business at 1250 Reliance Way, Sunnyvale California 94539 USA, a Delaware corporation, (“Supplier”) and Hermes-Epitek Corporation, with its principle place of business at No. 18, Creation Road 1, Science Park Hsin-Chu, 300 Taiwan, R.O.C. a corporation of the Republic of China (“Representative“) with an effective date as of April 19, 2005 (“Effective Date”).

RECITALS

     WHEREAS, Supplier manufactures and sells or licenses certain hardware and software products primarily for use by the semiconductor industry; and

     WHEREAS, Representative markets products to the semiconductor industry; and

     WHEREAS, Representative now desires to have the exclusive right to market and support as applicable the Products, as defined below, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereto agree as follows:

DEFINITIONS

“Customer” shall mean a party solicited by Representative who places an order for, and is a buyer of, the Products, other than Representative, physically located within the Territory as hereinafter defined.

“Order Acknowledgement Form” shall mean a document provided and signed by Supplier evidencing a binding order for the goods or services described therein.

“Net Invoice Amount” shall mean the amount paid by Customer to Supplier for Products, net of any freight, sales tax, value added tax, duties or like charges and any discounts, rebates, allowances, adjustments, or cancellations,

“Products” shall mean the subset of Supplier’s product line in respect of which Representative is authorized to serve as a marketing representative. A current list of Products is attached hereto as Attachment 1. The list is subject to revision in the sole discretion of Supplier.

“SLA” shall mean Supplier’s then current applicable software license agreement. A copy of Representative’s current SLA is attached hereto as Attachment 2.

“Territory” shall mean the country or region as set forth in Attachment 3.

TERMS AND CONDITIONS

1. APPOINTMENT OF EXCLUSIVE REPRESENTATIVE; TERRITORY

Subject to the terms of this Agreement, Supplier hereby appoints and Representative hereby accepts appointment as an exclusive Representative of the Products and, where applicable, related support services within the Territory to the Customers.

2. RESPONSIBILITIES OF REPRESENTATIVE

RESPONSIBILITIES APPLY TO ALL ACTIVITIES: The responsibilities in this Section 2 shall apply to all of Representative’s activities with respect to the Products.

DEGREE OF CARE - Representative shall represent Supplier’s interests with the same degree of care with which it handles its own interests and use its best efforts to market and support the Products within the Territory.

PROMOTION - Representative shall promote the Products within the Territory to the best of its abilities, making suitable use of sales literature, catalogues and related materials as provided by Supplier. Notwithstanding the above, Representative shall not issue any press releases without the written prior authorization of Supplier.

EXPENSES - All expenses and costs incurred by Representative in connection with the marketing or support of the Products including local public relations, advertising and similar costs, shall be borne by Representative.

ADEQUATE FACILITIES - Representative shall maintain properly equipped, professional office space in the Territory to market and support the Products. Representative shall employ, qualified personnel in order to ensure an effective sales effort and the ability to fulfill Representative’s obligations under this Agreement.

TRAINING/DEMONSTRATION UNITS - At Supplier’s discretion, Representative will be provided demonstration Product(s) for no additional fee and Supplier shall retain title and ownership of such Products. Representative may use such demonstration Products solely for Representative’s employee Product support training and for Customer demonstrations. Furthermore, Representative agrees to maintain such systems in the Representative’s clean room environment (exceeding the requirements of Clean 100) and shall add Supplier as an additional named insured only to the extent of liability for loss or damage to demonstration Product(s).

NO REPRESENTATIONS - Representative will not make any promises, warranties or guarantees concerning the Products but rather will at all times refer Customers to the product documentation, specifications and marketing materials provided by Supplier.

ORDERS - Supplier shall have no obligation to enter into a contract with any Customer that does not agree to terms and conditions acceptable to Supplier.

INTERNET ACCESS - Representative will maintain a high-speed internet connection at its own expense to facilitate communication with Customers and Supplier.

ACTIVITIES OUTSIDE TERRITORY - Representative agrees that it will not directly or indirectly advertise or market or otherwise actively solicit orders for Products from prospective customers located outside the Territory. No commissions will be paid on sales to customers located outside the Territory.

REPORTS - Representative shall use its best efforts to provide Supplier with regular reports of its marketing and promotion activities with respect to the Products. Such reports shall be submitted to Supplier at least quarterly and shall address, among other issues: a) current status of market and competition; b) business standing of major Customers including point of sales information by Product type; c) sales forecasts; d) effectiveness and results of promotional activities and attendance at trade fairs and exhibitions; and e) accounts update, (including sales objectives, strategic plan and tactical implementation).

PROVISION OF SUPPORT SERVICES - Representative hereby agrees to provide Customers with technical support services as necessary for efficient initial installation and for First Line Support of the Products as more fully set out in Attachment 4.

NO CONFLICTING OBLIGATIONS – Representative represents and warrants to Supplier that Representative is free to enter into this Agreement and is not under any contractual or other obligation, whether written or otherwise, to any other Party that would be breached by or otherwise prevent Representative’s performance of its obligations under, or compliance with, any or all of the terms and conditions of this Agreement.

BUSINESS STANDARDS - As a representative of Supplier, Representative shall conduct its business to the highest ethical and business standards and shall not, by word or deed, imply or express any false, misleading or disparaging statements about Supplier or its Products. It is understood that any such actions shall be cause for immediate termination of this Agreement.

CUSTOMER CREDIT - When requested, Representative shall use all reasonable efforts to secure for Supplier information pertaining to the financial or credit responsibility of a Customer, and shall aid in the collection of accounts and in the adjustment of any claims that may arise for damages or defects in connection with Products sold in the Territory.

3. RESPONSIBILITIES OF SUPPLIER

MARKETING MATERIALS - Supplier shall provide Representative with a reasonable amount of literature required for the conduct of its business (sales literature, price lists, business terms, etc.) Translations of marketing materials will be made by Supplier on terms to be agreed, taking into account the effort required for translation and the likely benefits to be gained thereby.

SPECIFICATIONS - Supplier shall provide Representative with specifications, price lists and similar information concerning the Products to assist Representative in fulfilling its obligations under this Agreement. Supplier may change such specifications at any time.

TRAINING – Supplier shall provide Representative with opportunities to attend training and qualification sessions held by Supplier. Representative shall be responsible for the cost of any travel and lodging. The cost of the training itself shall be borne by Supplier in those instances where Representative attends regularly scheduled courses, but shall otherwise be borne by Representative. Such training must be completed prior to the providing of any Support Services by Representative to Customers.

4. SALES BETWEEN SUPPLIER AND CUSTOMER

CUSTOMER SALES - Supplier will pay Representative a commission on the sale of Products to Customers in the Territory made pursuant to this Agreement. Such commission shall be payable on the Net Invoice Amount of a sale to the Customer provided that: (i) the Products are to be installed in the Territory; and (ii) the sales process or purchase decision was directly influenced by Representative and evidenced by the Customer executing an Acceptance Certificate (Attachment 6). Representative shall be paid commissions in accordance with the commission schedule in effect at the time of shipment of Products. A table of the current commission schedule is set forth in Attachment 1.

PRICE AND CUSTOMER PAYMENT TERMS – The Customer shall issue a purchase order The purchase order shall be issued directly to Supplier at Supplier’s then applicable list price, or at some negotiated price as determined by Supplier. Supplier will determine final price and method of payment.

PAYMENT OF COMMISSIONS: Supplier will pay commissions owed to Representative in two installments: 1) upon shipment to the Customer; and 2) upon receipt of a fully executed Final Acceptance Certificate (Attachment 6). Such installments will be proportional to the percentage of payment received by Suppler from the Customer. In any event, payment shall be made to Representative no later than [***] after [***] from a Customer. The commissions defined herein shall be Representative’s total and complete compensation in connection with a Customer purchase. Commissions shall not be paid on any taxes, packing, shipping, interest or other invoice charges other than the Net Invoice Amount for Products as established by Supplier. No Commission will be earned on orders for Product rejected or returned by Customers, or for delivery outside of the Territory. All payments shall be in U.S. Dollars. In the event the negotiated Customer price is below the Supplier’s target list price for the Territory, the commission will be adjusted as set forth in Attachment 1 .

TERMS AND CONDITIONS - All Customer purchases shall be subject to the terms and conditions stated herein, in Supplier’s then current Sales Order Acknowledgement form and in Supplier’s then current SLA. Shipping terms are Ex-Works, Fremont, California (IncoTerms 2001), Supplier’s manufacturing facility. Customer shall have the right to select the carrier of its choice and will be the principle party in interest.

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5. TERM AND TERMINATION OF CONTRACT

TERM -This contract becomes effective as of the Effective Date and shall remain in force for an initial term of twenty-four (24) months. Unless otherwise terminated in accordance with this Section 5 with [***] notice by either Party at the end of the initial or any subsequent term, this agreement shall automatically renew on the second anniversary of the Effective Date and annually thereafter for successive [***] terms. This contract may also be cancelled: (i) by either Party if the other Party materially or repeatedly breaches its obligations, provided that the breaching Party is given written notice detailing the nature of such breach and such breach is not cured within thirty (30) days following such notice; (ii) by either Party, if the other Party is insolvent or is the subject of bankruptcy or similar proceedings.

COMMISSIONS AFTER TERMINATION - Commissions due on sales generated by Representative and evidenced by the Customer executed Acceptance Certificate (Attachment 5) prior to the effective termination date, or within [***] after notice of termination or non-renewal, shall be paid in accordance with Section 4 of this Agreement (PAYMENT OF COMMISSIONS) provided that termination is not for Representative’s breach. The final commission statement and payment to Representative shall be withheld for a period of [***] from the effective date of termination to offset commissions already paid on returned goods and credit memoranda. Any unused balance shall be paid to Representative at the end of the [***] period. Following the above stated [***] period, no commission shall be due and payable to Representative.

RETURN OF MATERIALS - Upon termination of this Agreement, Representative shall return to Supplier all material such as sales literature documents, pricelists, catalogues, etc. as well as any technical and service documentation provided to it by Supplier. Representative shall cease to use the name and trade marks of Supplier and discontinue any promotion of the Products upon termination of this contract.

NO LIABILITY FOR TERMINATION - Except as expressly provided above under the paragraph entitled “Commissions After Termination,” termination of this Agreement in accordance with its terms shall provide no legal basis for any claim to compensation. To the greatest extent possible, Representative waives any right to damages or to severance, termination or similar benefits that may be provided by local law in connection with the termination of this agreement. To the extent local law invalidates such waiver, Representative agrees that the amount of [***] paid by Supplier to Representative shall serve as complete and adequate compensation in connection with the termination of this agreement for any reason.

6. COMPETITIVE PRODUCTS – Representative represents that, as of the Effective Date, Representative does not market, distribute, sell or act as a sales or marketing representative for any products within the Territory that compete with any Product, and Representative agrees that during the Term of this Agreement, including any extension or renewal thereof, Representative shall not market, distribute, sell or act as a sales or marketing representative for any products

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

within the Territory that compete with any Product without the express prior written consent of Supplier.

7. LIMITATION OF LIABILITY

IN NO EVENT SHALL SUPPLIER BE LIABLE TO REPRESENTATIVE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

THE TOTAL LIABILITY OF EITHER SUPPLIER OR REPRESENTATIVE ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED [***].

8. INDEMNITY

Subject to the Limitations in Section 7, Supplier and Representative (either a “Party”) each agrees to protect, defend, indemnify and hold the other harmless from and against any and all third party claims, liabilities, demands, penalties, forfeitures, suits, judgments and any associated costs and expenses (including reasonable attorney’s fees), which the indemnified Party may hereafter incur, become responsible for or pay out as a result of the other Party’s breach of any term or provision of this Agreement, or any negligent or willful acts, and any errors or omissions by its employees, officers, agents, representatives or sub-contractors.

9. ADDITIONAL RESPONSIBILITIES

COOPERATION WITH SUPPLIER’S SALES PERSONNEL: Representative will work in cooperation with Supplier’s Sales personnel responsible for the Territory and/or a specific Customer. Representative will regularly update the appropriate Supplier Sales Manager concerning its Customer visits, general status of the Customers, and any other issues related to the sale of Products.

USE OF TRADEMARKS: In connection with the marketing and advertising of the Products, Representative may use or make reference to trademarks, trade names and service marks owned by Supplier (the “Marks”) only as directed by Supplier. Representative shall be permitted to use its own trademarks, trade names and services marks (the “Representative Marks”); provided that Representative Marks shall not appear larger or more prominently on advertisements or promotions for the Products than the Marks. Representative shall not alter or remove the Marks from the Products. Representative’s use of the Marks hereunder shall be subject to such additional requirements as Supplier believes are appropriate to protect the Marks and Supplier’s’ ownership rights therein. Representative agrees that the use of the Marks on packages, literature, advertising and other marketing materials will be of high quality and that Supplier shall have the right to monitor and control such use. Representative will furnish Supplier with all materials on which Representative plans to use the Marks prior to such use, and Supplier will have the right to refuse any use of the Marks by Representative. Representative shall take all steps reasonably requested by Supplier to secure for Supplier any proprietary rights in connection with the Products or the Marks, and to cooperate with Supplier to protect and defend Supplier’ rights therein. Representative hereby does and shall at all times acknowledge Supplier’s exclusive right, title and interest in and to the Marks and

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

shall not in any manner represent that it has any ownership interest therein nor will it adopt or use any trademarks, trade names or service marks confusingly similar thereto. Representative shall not at any time do or permit any act to be done which may in any way impair the rights of Supplier in the Marks. Representative shall not use any of the Marks on or in connection with any goods or services other than the Products

INTERNET: Representative shall follow Supplier’s instructions with respect to each of the following: (i) use of any information about Supplier or the Products available on the Internet; (ii) linking of any site on the Internet to any site on the Internet established, operated or sponsored by Supplier; and (iii) use of any of the Marks on any site on the Internet. Representative acknowledges that it shall cease the activities described in (i), (ii) and/or (iii) above, if so instructed by Supplier. In no event shall Representative establish, operate, sponsor or contribute content to any site on the Internet that incorporates the word “Therma-Wave”, or any word confusingly similar thereto, as its URL address or any part of such address.

10. PROPRIETARY INFORMATION; NON-DISCLOSURE

Representative and Supplier will execute a Non Disclosure Agreement (NDA) in the form attached hereto as Attachment 5, the terms of which NDA shall be deemed incorporated herein by this reference.

11. GENERAL CLAUSES

ASSIGNMENT: Neither this Agreement nor any rights or obligations may be assigned or transferred by Representative without the express prior written consent of Supplier. This Agreement and any of Supplier’s rights and obligations hereunder may be assigned by Supplier, upon written notice to Representative.

NO POACHING CLAUSE: Supplier and Representative agree with each other that they will not at any time during the course of this Agreement or in the [***] following the termination of the Agreement whether for cause or otherwise, employ, directly or indirectly, any person who is a director or employee of the other Party without the prior written approval of said other Party. This provision shall not restrict the right of either party to solicit or recruit generally in the media, and shall not prohibit either party from hiring an employee of the other who answers any advertisement or who otherwise voluntarily applies for hire without having been initially personally solicited or recruited by the hiring party.

RELATIONSHIP OF PARTIES: Supplier and Representative agree that Representative shall operate as an independent contractor and is not an agent, employee or franchisee of Supplier. Representative has no express or implied authorization to incur any obligation, or in any manner otherwise make any commitments, on behalf of Supplier. Representative shall employ its own personnel and shall be responsible for them and for their acts and in no way shall Supplier be liable to Representative, its employees or third parties for any losses, injuries, damages or the like occasioned by reason of Representative’s activities in connection with this Agreement, except as expressly provided herein.

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

GOVERNING LAW: This Agreement shall be governed in accordance with the laws of the State of California; excluding: (i) its conflicts of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. Representative undertakes to comply with all applicable US laws and regulations, including without limiting the generality of the foregoing, the Foreign Corrupt Practices Act, as amended.

GOVERNMENT APPROVALS: It is the responsibility of the Representative to obtain, at its own expense, any government consents, authorizations, approvals, filings, permits or licenses required for it or Supplier to exercise its rights and to discharge its obligations under this Agreement.

EXPORT CONTROLS: Representative hereby acknowledges that the Products and the technology applicable thereto or direct products thereof (“Products and Technology”), supplied by Supplier under this Agreement are subject to export controls under the laws and regulations of the United States (U.S.). Representative shall comply with such laws and regulations governing use, export, re-export, and transfer of Supplier Products and will obtain all required U.S. and local authorizations, permits or licenses. Supplier and Representative each agree to provide to the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documentation.

LOCAL LAWS: Representative shall comply with all local laws and regulations and will notify Supplier of any alleged violation of competition laws or regulations relating to Supplier or any infringement of Supplier’s intellectual property rights that come to its knowledge. Representative shall assist Supplier in terminating such infringement within the Territory.

NOTICES: All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered in person or sent for overnight delivery by a private, reputable international courier (such as FedEx, DHL, or UPS) with tracking capability. Notices sent by such courier shall be deemed received two business days after they have been sent unless the courier’s tracking capability demonstrates otherwise. Notices shall be sent to the addresses below:

If to Supplier: Therma-Wave, Inc. 1250 Reliance Way, Fremont, CA. 94539 USA

If to Representative:Hermes-Epitek Corporation No. 18, Creation Road, 1, Science Park, Hsin-Chu, 300, Taiwan, R.O.C.

ENTIRE AGREEMENT: This Agreement together with Attachments 1 through 6 constitutes the sole and entire agreement between the parties relating to the subject matter herein and supersedes any and all prior agreements and understandings between the parties relating to the subject matter hereof.

ORDER OF PRECEDENCE: In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the provisions of the Supplier’s SLA or Sales Order Acknowledgment Form, the following order of precedence shall govern: (a) the terms of the Sales Order Acknowledgement Form as accepted by Supplier; (b) the terms of the relevant

SLA; (c) the terms in the body of this Agreement; (d) the terms of any Attachment to this Agreement.

AMENDMENTS: No change in, addition to, or waiver of, any of the terms and provisions hereof shall be binding upon either Party unless approved by said Party in writing.

NO WAIVER: The failure by a Party to exercise or enforce any of the terms and conditions of this Agreement shall not constitute or be deemed a waiver of that Party’s rights thereafter to enforce each and every term and condition of this Agreement.

SEVERABILITY: Should any one or more of the provisions of this Agreement be held invalid, illegal or unenforceable, no other provision of this Agreement shall be affected thereby.

ARBITRATION: All disputes arising out of or relating to this Agreement shall be finally resolved by arbitration conducted in the English language in San Francisco, California, U.S.A. under the commercial arbitration rules of the American Arbitration Association. Each Party shall appoint an arbitrator and the two arbitrators so appointed shall jointly appoint a third arbitrator within 30 days; provided, however, that if they cannot agree (or if one Party refuses to appoint an arbitrator), then this third arbitrator shall be appointed by the President of the American Arbitration Association. Both parties shall bear equally the cost of the arbitration. All decisions of the arbitrator(s) shall be final and binding on both parties and enforceable in any court of competent jurisdiction. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section to the contrary, Supplier shall have the right to institute judicial proceedings against Representative or anyone acting by, through or under Representative, in order to enforce Supplier’s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

HEADINGS: Headings in this Agreement are for reference purposes only, and shall not be used to interpret or construe this Agreement.

LANGUAGE OF THE AGREEMENT – The Parties agree that the language of this Agreement shall be English and hereby waive and agree that this Agreement shall be valid and enforceable notwithstanding any requirement that it be written in or translated into any language other than English.

IN WITNESS WHEREOF, each of the parties signed this Agreement on the date first set fourth above.

Therma-Wave, Inc.		Hermes-Epitek Corporation

By:	/s/ Boris Lipkin	By:	/s/ Chin-yung Shu

Name:	Boris Lipkin	Name:	Chin-yung Shu

Title:	President & CEO	Title:	President & COO

Date:	April 19, 2005	Date:	April 19, 2005

Attachment 1
Supplier Product List

The following TWI products intended for use by semiconductor manufacturers and semiconductor equipment manufacturers:

Therma-Probe product line: models TP-500XP, TP-500iXP, TP-630XP, TP-XP upgrades and other Therma-Probe systems, which are added in the future.

Opti-Probe product line: models OP-3290, OP-3290i, OP-3290DUV, OP-3290DUVi, OP-52xx, OP-52xxi, OP-7341c, OP-7341i, OP-7341p, XP versions of those products and XP Upgrades and other Opti-Probe systems and models and features such as desorber, WBWS, which are added in the future.

Opti-Probe Critical Dimension product line: on models OP-7341c, OP-7341i, OP-7341p and CD upgrades.

**Commission Schedule

[***]

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Attachment 2
Supplier Software License Agreement
THERMA-WAVE, INC.

OPTI-PROBE RT/CD SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (“Agreement”) is made and entered into as of this 19th day of April, 2005 (“Effective Date”) by and between Therma-Wave, Inc., a Delaware corporation with its principal place of business at 1250 Reliance Way, Fremont, California 94539 USA (“Therma-Wave”), and and Hermes-Epitek Corporation, a corporation of the Republic of China with its principle place of business at No. 18, Creation Road 1, Science Park Hsin-Chu, 300 Taiwan, R.O.C. (“Licensee”).

RECITALS

          WHEREAS, Licensee has purchased from Therma-Wave the Therma-Wave Equipment; and

          WHEREAS, Licensee desires to acquire from Therma-Wave, and Therma-Wave is willing to grant to Licensee, the right to use the Licensed Software (as defined below) in connection with such Equipment on the terms set forth herein.

          NOW, THEREFORE, in consideration of, and conditioned on, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which Therma-Wave and Licensee hereby acknowledge, Therma-Wave and Licensee hereby agree as follows:
AGREEMENT

Definitions. As used in this Agreement, the following capitalized terms will have the following meanings:

“Authorized Location” means any of Licensee’s facilities at which the Therma-Wave Equipment is located.

“Confidential Information” means all non-public information that Therma-Wave designates at the time of disclosure as being confidential, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by Therma-Wave to Licensee within thirty (30) days, or which, under the circumstances surrounding disclosure, Licensee knows or has reason to know should be treated as confidential without the need to be marked as “confidential”, including, without limitation, the terms and conditions of this Agreement, the Licensed Software and the Documentation.

“Documentation” means any and all user manuals and documentation of the Licensed Software in hard copy and electronic format, including without limitation, training manuals, as amended from time to time by Therma-Wave.

“Intellectual Property Rights” means copyright rights (including, without limitation, the right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), patent rights (including, without limitation, the right to exclude others from making, using and selling), trade secrets, moral rights, rights of publicity, authors’ rights, contract and licensing rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction.

“Licensed Software” means Therma-Wave’s proprietary real-time optical critical dimension software embedded in and/or bundled with the Therma-Wave Equipment.

“Therma-Wave Equipment” means the Therma-Wave equipment purchased by Licensee.

License Grants.

Software License Grant. Subject to the terms and conditions of this Agreement, Therma-Wave hereby grants to Licensee a royalty-free, personal, nonexclusive and nontransferable license under Therma-Wave’s Intellectual Property Rights in the Licensed Software to use the object code version of the Licensed Software solely as embedded in and/or bundled with the Therma-Wave Equipment and solely as installed at an Authorized Location for Licensee’s internal business purposes.

Documentation, License Grant. Subject to the terms and conditions of this Agreement, Therma-Wave hereby grants to Licensee a personal, non-exclusive and non-transferable license to use the Documentation solely internally in connection with Licensee’s authorized use of the Licensed Software. Internal use shall be deemed to include repair and or service of the Therma-Wave Equipment by an authorized representative of Therma-Wave, Inc.

License Restrictions. Licensee agrees not to attempt to modify, reverse assemble, create derivative versions of, copy, reproduce, reverse engineer, reverse compile, translate or otherwise attempt to discover or disclose the source code of the Licensed Software or the Documentation, or any complete or partial copy thereof. Licensee may not rent, lease, grant sublicenses or otherwise transfer the Licensed Software and/or the Documentation or any other rights therein, without Therma-Wave’s prior written consent. Licensee shall not remove any proprietary notices, labels or marks which may be incorporated in, marked on or affixed to the Licensed Software and/or the Documentation. In no event shall Licensee market or distribute the Licensed Software as a stand alone Product.

Delivery and Acceptance.

Delivery. Concurrently with or promptly following delivery of the Therma-Wave Equipment to Licensee, Therma-Wave shall deliver to Licensee the object code version of the Licensed Software, as embedded in and/or bundled with such Therma-Wave Equipment, and one copy of the Documentation.

Ownership. The Licensed Software and the Documentation are licensed, not sold, to Licensee under this Agreement. As between Therma-Wave and Licensee, Therma-Wave shall retain all right, title and interest in and to the Licensed Software and the Documentation, and all Intellectual Property Rights therein, except as expressly licensed to Licensee in this Agreement.

Confidentiality.

Confidentiality Obligations. Licensee shall, at all times, both during the term of this Agreement and at all times thereafter, keep in confidence and trust all of the Confidential Information received by it. Licensee shall not use the Confidential Information other than as necessary to perform its obligations or exercise its rights under this Agreement. Licensee shall take all reasonable steps to prevent unauthorized disclosure or use of the Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. Licensee shall not disclose the Confidential Information to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into written confidentiality agreements with Licensee which protects the Confidential Information with terms and conditions at least as protective of Therma-Wave as the terms and conditions of this Agreement.

Exceptions. The obligations set forth above shall not apply to the extent that Confidential Information includes information which: (i) is or, through no act or failure to act of Licensee, becomes publicly known; or (ii) is approved for release by prior written authorization of

Therma-Wave. A disclosure of Confidential Information: (i) in response to a valid order by a court or other governmental body; or (ii) as otherwise required by law, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Licensee shall provide prompt written notice thereof to Therma-Wave to enable Therma-Wave to seek a protective order or otherwise prevent such disclosure.

Warranty and Disclaimer.

Limited Warranty. Therma-Wave warrants that the Licensed Software will substantially conform to the Documentation during the twelve (12) month period following the date of shipment (“Warranty Period”). Therma-Wave’s sole and exclusive obligation under this warranty shall be, at Therma-Wave’s option, to: (i) use commercially reasonable efforts to supply Licensee with a workaround for such error; or (ii) use commercially reasonable efforts to correct such error and integrate such correction into Therma-Wave’s next generally available release of the Licensed Software. To be covered by this limited warranty, such errors must be: (i) reported by Licensee during the Warranty Period; and (ii) reproducible by Therma-Wave. Therma-Wave does not warrant that: (1) operation of the Licensed Software shall be uninterrupted or error-free; or (2) the functions contained in the Licensed Software shall meet Licensee’s requirements. Therma-Wave shall not be obligated hereunder to provide any upgrades, updates or new versions of the Licensed Software except as expressly set forth in above or this Section.

Warranty Exceptions. The warranty set forth above shall not apply to any defects or problems caused in whole or in part by: (i) any defect in any portion of any Licensee or third party hardware or equipment; (ii) the failure of any portion of any Licensee or third party hardware or equipment to function in accordance with applicable manufacturer’s specifications; (iii) any modification or enhancement made to the Licensed Software by Licensee or any third person or entity other than Therma-Wave; (iv) any software program, hardware (other than the Therma-Wave Equipment), firmware, peripheral or communications device used in connection with the Licensed Software; (v) the failure of Licensee or any third person or entity to follow the most current instructions provided by Therma-Wave from time to time with respect to proper use of the Licensed Software; or (vi) the negligence of Licensee or any other third party or entity. If Therma-Wave determines that any warranty claim reported by Licensee falls within any of the foregoing exceptions, Licensee shall pay Therma-Wave for efforts expended at the hourly rates then in effect.

Disclaimer. EXCEPT AT EXPRESSLY SET FORTH IN THIS AGREEMENT, THERMA-WAVE HEREBY DISCLAIMS AND EXCLUDES ALL WARRANTIES TO LICENSEE, EITHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.

Therma-Wave Indemnification.

Indemnification. Subject to the terms and conditions of this Agreement, Therma-Wave shall indemnify, defend and hold harmless Licensee against any third party claim alleging that the Licensed Software infringes any U.S. patent issued as of the Effective Date. Therma-Wave’s obligations are contingent upon: (i) Licensee giving prompt written notice to Therma-Wave of any such claim; (ii) Licensee allowing Therma-Wave to control the defense and related settlement negotiations of such claim; and (iii) Licensee fully assisting, at Therma-Wave’s expense, in the defense and settlement of such claim. To fulfill its obligations hereunder, Therma-Wave may alternatively, at its option: (i) replace or modify the Licensed Software with software which is functionally equivalent and non-infringing; (ii) obtain a license for Licensee to continue the use and distribution of the Licensed Software; or (iii) accept the return of the

Licensed Software held by Licensee and return the fee paid by Licensee for the Licensed Software. THE FOREGOING REMEDIES ARE LICENSEE’S SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIMS OF INFRINGEMENT OF THIRD PARTY RIGHTS BY LICENSEE’S USE OF THE LICENSED SOFTWARE.

Limitations. Therma-Wave shall have no obligation for any claims which result from: (i) Licensee’s use of the Licensed Software in a combination which violates the rights of third parties or in a combination with materials or products not supplied by Therma-Wave; or (ii) the modification or attempted modification of the Licensed Software by parties other than Therma-Wave or the use or distribution of such modified Licensed Software.

Limitation of Liability.

Indirect and Consequential Damages. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER OR TO ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE USE OF THE LICENSED SOFTWARE, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

Direct Damages. IN NO EVENT WILL EITHER PARTY’S TOTAL LIABILITY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF THIS AGREEMENT OR THE USE OF THE LICENSED SOFTWARE, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, EXCEED FIFTY THOUSAND US DOLLARS ($50,000 US).

Failure of Essential Purpose. THE LIMITATIONS SET FORTH ABOVE SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Assignability. This Agreement and the rights to use the Licensed Software granted hereby are not assignable or transferable, in whole or in part, by Licensee, whether voluntarily, involuntarily, by merger, operation of law or otherwise, without Therma-Wave’s prior written consent. The parties agree that any permitted assignment shall be subject to Licensee and the third party assignee executing a written agreement obligating such third party assignee to assume all rights and obligations of Licensee under this Agreement.

Term and Termination.

Term. Unless terminated was expressly providedherein, this Agreement shall be in effect for the term of Therma-Wave’s copyright in the Licensed Software, so long as Licensee, or one of its divisions, rightfully retains possession of the Licensed Software as delivered by Therma-Wave.

Termination for Breach. Therma-Wave shall be entitled to terminate this Agreement if Licensee materially breaches any of the provisions of this Agreement and (in the case of any material breach which is capable of remedy) fails to remedy the breach within thirty (30) days of receipt of written notice requiring Licensee to do so. Notwithstanding the foregoing, Therma-Wave shall be entitled to terminate this Agreement immediately upon providing written notice to Licensee if Licensee has materially breached any provision of this Agreement.

Effects of Termination. Upon any termination of this Agreement: (i) Licensee shall immediately cease the use of all of the Licensed Software and the Documentation; and (ii) Licensee shall return or destroy all copies of the Confidential Information in its possession and/or control within thirty (30) days after the effective date of such termination and certify in writing that it has complied with its obligations hereunder.

Survival. Licensee’s obligations hereunder shall survive any termination of this Agreement. Under no circumstances shall Therma-Wave be obligated to return any License Fees to Licensee upon termination of this Agreement.

Governing Law; Choice of Venue. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, excluding its conflict of laws provisions. This Agreement is deemed made and entered into in Fremont, California. The parties hereby submit to the exclusive jurisdiction of the federal and state courts located in Alameda County, California.

Export Compliance. Licensee agrees to comply with all import, export and re-export laws, restrictions and regulations imposed by any country with respect to the Licensed Software.

General.

Independent Contractors. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

Amendments. Amendments or revisions to this Agreement must be in writing, signed by both Therma-Wave’s and Licensee’s duly authorized representatives, traced by revision numbers and attached to this original Agreement. The master copy of this Agreement and any revisions shall be maintained by Therma-Wave.

No Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or in equity, except as expressly limited by this Agreement.

Captions. Captions in this Agreement are for the convenience of the parties only and shall not affect the interpretation or construction of this Agreement.

Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision shall be severed from the remainder of this Agreement, and such remainder will remain in force and effect.

Notices. Any notice provided for or permitted under this Agreement will be in writing and will be treated as having been given: (i) when delivered personally; (ii) when sent by confirmed facsimile or telecopy; (iii) one (1) business day after being sent by nationally recognized overnight courier with written verification of receipt; or (iv) three (3) business days after being mailed postage prepaid, by certified or registered mail, return receipt requested, to the party to be notified, at the address first set forth above, or at such other place of which the other party has been notified.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. The parties agree that facsimile signatures of the parties shall be binding.

Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior and/or simultaneous representations, discussions, negotiations and agreements, whether written or oral.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement.

“Therma-Wave”: Therma-Wave, Inc.		“Licensee”: Hermes-Epitek, Corporation

By:	/s/ Boris Lipkin	By:	/s/ Chin-yung Shu

Name:	Boris Lipkin	Name:	Chin-yung Shu

Title:	President & CEO	Title:	President & COO

Date:	April 19, 2005	Date:	April 19, 2005

Attachment 3
Territory

The Territory shall consist of: China, Taiwan, Malaysia, and Singapore.

For the avoidance of doubt, the following are specifically excluded: Korea and Japan.

Attachment 4
Representative First Line Support for Products

Customer site Audits

Shipment coordination (Representative’s orders for Demonstration and Training purposes)

Installation Services at Customer sites

Products start-up at Customer sites

Qualification testing, sign-off, and Customer acceptance certifications

Warranty Support Services

Post Warranty Support Services

Depot part supply with minimum safety stock (amount to be mutually agreed upon between Representative and Supplier)

Logistical support for depot supply

The above services shall be performed by Representative in accordance with all applicable sales, service and support contracts with the Customer and in accordance with TWI’s standard practices.

Attachment 5
Non-Disclosure Agreement

• 1250 Reliance Way • Fremont California 94539 • Phone (510) 490-3663 • Fax (510) 656-3852

Mutual Non-Disclosure/Confidentiality Agreement

This Agreement is entered into as of April 19, 2005 (Effective Date) by and between THERMA-WAVE (the “Company”) and Hermes-Epitek, Corporation (the “Representative”).

     1 Purpose

The above named Representative has access, either directly or indirectly to material that the Company considers confidential and/or proprietary to its continued operation and future success. This Agreement defines the terms and conditions the Representative agrees to be bound by prior to receiving this information.

     2 Definitions

A)	“Confidential Information” means any information, technical data, or know-how including, but not limited to information regarding the Company’s research, products, software, services, development, inventions, processes, results, designs, drawings, engineering, marketing, finances customers, Representatives, suppliers or personnel. This information may be disclosed by the Company to the Representative either directly or indirectly in writing (including drawings and specifications), orally, electronically, or inspections of the Company’s products and facilities. Any information that can be proved to be in the Representative’s possession or in the public domain prior to disclosure by the Company is not included in this Agreement.

B)	“Materials” means any item that can be used to convey or communicate Confidential Information, including, but not limited to documents, data, programs, drawings, sketches, designs, notes, software, firmware, samples, work or assembly instructions, tooling, models and electronic files.

     3 Non-Use of Confidential Information

A)	Representative will not use Confidential Information or allow it to be used by anyone under any circumstances to modify, design, manufacture or market any product.

B)	Representative agrees to neither use nor circulate Confidential Information within its organization except as required for product or business development relating to a specific request made by the Company.

     4 Non-Disclosure of Confidential Information

A)	Representative will not allow Confidential Information to be published, copied or disclosed in any manner to any third party without prior written authorization from the Company. Such written authorization must include the specific Information to be disclosed, to whom it is to be disclosed and the purpose for which the Information is to be used. The Company reserves the right to execute a Non-Disclosure/Confidentiality Agreement with the third party prior to disclosure.

B)	Representative will not disclose any Confidential Information to any of its employees who do not have a valid need to know the Information. Any employee who receives Confidential Information under this Agreement must be contractually bound by the Representative to keep such Information Confidential.

C)	Representative will notify the Company immediately in writing of any suspected or actual misappropriation or misuse by any person or entity of any Confidential Information.

     5 Termination

Representative’s obligations under this Agreement will terminate on a date 5 years after the latter of (i) disclosure of Confidential Information by the Company to the Representative, or (ii) the completion of any business arrangement, contract or agreement that involves the Confidential Information. One (1) year after the Effective Date of this NDA Agreement, Representative may procure competitive products for its business purposes. Such procurement will not be deemed a violation of this Agreement. Should any Confidential Information enter the public domain through no fault of Representative during the term of this Agreement, Representative will not be liable for any disclosure or use of such portion that occurs subsequent to the time such portion entered the public domain. Notwithstanding the foregoing, no license to use or disclose any trade secret, and no license to use any patent, copyright or trademark, is granted to Representative herein.

     6 Return of Materials

All Materials furnished to the Representative will remain the property of the Company. All such Materials and any copies made by the Representative must be returned to the Company promptly upon request. All Materials must be returned promptly in the event of the termination of the relationship between the Company and Representative. Prior written consent is necessary prior to the Representative either removing Materials from the Company’s premises, or reproducing any Material.

     7 Term

This Agreement will govern disclosures made by the Company to Representative during the period of 5 years after the date of this Agreement. Representative’s obligations under Paragraphs 3 and 4 will continue until terminated as outlined in Paragraph 5. If a contract between the Representative and the Company is in effect at the time this Agreement becomes effective, or a contract is entered any time this Agreement is in force, this Agreement shall be considered an addition to all such contracts. This Agreement takes precedence over any conflicting preprinted or standard form or condition set forth in the parties’ purchase orders, invoices, order acknowledgements and other business forms but will not take precedence over those actually negotiated and mutually agreed upon by the parties hereto.

     8 Remedies

Representative understands that, in the event Representative fails to comply with the terms of this Agreement, the Company may suffer irreparable harm, which may not be adequately compensated by monetary damages. Accordingly, Representative agrees that in the event of Representatives breach, or threatened breach of this Agreement, the Company shall be entitled to seek injunctive or other preliminary or equitable relief, in addition to such other remedies as may be available to the Company at law, in equity or otherwise without having to prove actual damage In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other all costs and expenses incurred by the prevailing party in connection with such action, including, but not limited to, reasonable attorney’s fees and expenses.

     9 Publicity

Representative will not advertise or otherwise publish any account of contracts, orders, future business potential or any other aspect of the business relationship between the parties without prior written permission of the Company.

     10 General

A)	This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. This Agreement may be modified only by writings duly signed by authorized representatives of both parties.

B)	This Agreement shall be governed by and construed in accordance with the laws of the State of California.

C)	Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

D)	By signing this Agreement, Seller’s representative states that he/she has been duly authorized by Seller to bind Seller to this Agreement.

Understood and Agreed:

THERMA-WAVE, INC.	HERMES-EPITEK CORPORATION

Boris Lipkin	Chin-yung Shu

Name (Print):	Name (Print):

/s/ Boris Lipkin	/s/ Chin-yung Shu

Signature	Signature

April 19, 2005	April 19, 2005

Date	Date

Attachment 6
Final Acceptance Certificate

See Attached

Customer/Fab/Module:	Shipment Date:

P. O. Number:	Serial Number:	System Model:

Installation Completion:

This is to certify that the equipment meets installation completion criteria as per purchase specification.

Installation Completion Date:

(Month/Day/Year)

Customer:

	Printed Name	Authorized Signature	Date Signed

Therma-Wave Representative

	Printed Name	Authorized Signature	Date Signed

Warranty Start:

This is to certify that the equipment meets warranty start criteria as per purchase specification.

Warranty Start Date:

(Month/Day/Year)

Customer:

	Printed Name	Authorized Signature	Date Signed

Therma-Wave Representative

	Printed Name	Authorized Signature	Date Signed

Customer Final Acceptance:

This is to certify that the equipment meets the final acceptance criteria as per purchase specification. Final acceptance payments are defined in the purchase agreement.

Final Acceptance Date:

(Month/Day/Year)

Customer:

	Printed Name	Authorized Signature	Date Signed

Therma-Wave Representative

	Printed Name	Authorized Signature	Date Signed

For Therma-Wave Use Only:

Sales Order Number:	Site Code:	Receipt Date: